UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2026 (the “Effective Date”), Sarepta Therapeutics, Inc. (the “Company”), Sarepta Therapeutics Three, LLC (“Sarepta Three” and, together with the Company, “Sarepta”), REGENXBIO Inc. (“REGENXBIO”), the Trustees of the University of Pennsylvania (“UPenn”) and Catalent, Inc. (“Catalent”) entered into a settlement agreement (the “Settlement Agreement”) regarding, among other matters, the resolution of pending patent infringement litigations and an appeal from inter partes review proceedings relating to U.S. Patent No. 11,680,274 (the “‘274 Patent”) and U.S. Patent No. 10,526,617 (the “‘617 Patent”) (collectively, the “Litigations”).

As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, in the three and six months ended June 30, 2026, the Company recorded a litigation contingency charge of $39.0 million related to the anticipated settlement of the Litigations. Under the terms of the Settlement Agreement, Sarepta will pay REGENXBIO a lump sum of $39.0 million within ten days of the Effective Date of the Settlement Agreement. REGENXBIO and UPenn released Sarepta, Catalent and their affiliates from any claims relating to any Sarepta gene therapy product that uses the AAVrh74-based capsid, including ELEVIDYS, that are claims of infringement of the ‘274 Patent, the ‘617 Patent and U.S. Patent No. 9,198,984 and certain related patents (collectively, the “UPenn Patents”), arising at any time up to and including the Effective Date.

In addition, REGENXBIO and UPenn agreed not to sue Sarepta, Catalent or their current affiliates, licensees, commercial partners, successors and permitted assigns with respect to any claims of patent infringement of the UPenn Patents to the extent that infringement arises from or relates to any Sarepta gene therapy product that uses an AAVrh74-based capsid, including ELEVIDYS. REGENXBIO further agreed not to sue Sarepta or its licensees, commercial partners, successors and permitted assigns with respect to claims of patent infringement of any REGENXBIO-controlled or owned patents or patent applications that cover the existing form of ELEVIDYS or the AAVrh74 capsid sequence.

The Settlement Agreement provides for the dismissal, withdrawal or other disposal of the Litigations with prejudice. Each party will continue to bear its own costs, expenses and attorneys’ fees in connection with the Litigations and the negotiation and execution of the Settlement Agreement. The Settlement Agreement does not include any admission of liability or wrongdoing by any party.

The foregoing description of certain terms of the Settlement Agreement does not purport to be complete, is intended to be a summary of the material terms of the Settlement Agreement and is qualified in its entirety by reference to the complete text of the Settlement Agreement, which Sarepta intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date:	September 23, 2026	By:	/s/ Cristin L. Rothfuss
Cristin L. Rothfuss Executive Vice President, General Counsel